TRAC Intermodal Reports First Quarter 2015 Earnings

PRINCETON, N.J., May 11, 2015 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, will present its first quarter 2015 earnings and financial results on Tuesday, May 12, 2015 at 9:00 a.m. Eastern Daylight Time. Dial in information for the conference call can be accessed as follows:

https://cossprereg.btci.com/prereg/key.process?key=P6PDDDJLX

Presentation materials to be used by management on the conference call are available on the "Investor Relations" section of the Company's website. The Company's financial statements are attached as an exhibit to this press release. An on-demand audio replay of the conference call will also be available on the Company's website within 24 hours of the call. This earnings announcement, as well as additional detailed financial information, is contained in the "Investor Relations" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is the world's largest provider of marine and domestic chassis, measured by total assets, operating throughout the United States, Canada and Mexico. TRAC Intermodal provides short term rentals through an extensive chassis pool network, long term chassis leasing and pool/fleet management through the utilization of its proprietary PoolStat® information management system. TRAC Intermodal's active fleet consists of approximately 274,000 chassis. TRAC Intermodal has a broad operating footprint with 602 marine, 166 domestic and 61 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

Media Requests:
David Hamm
dhamm@tracintermodal.com
+1 609.986.0260

TRAC Intermodal LLC
211 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

Exhibit - Financial Statements

TRAC Intermodal LLC and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Dollars in Thousands)

	March 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$ 8,108	$ 4,256
Accounts receivable, net of allowance of $20,401 and $19,030, respectively	131,587	135,076
Net investment in direct finance leases	15,259	16,215
Leasing equipment, net of accumulated depreciation of $412,862 and $400,408, respectively	1,415,467	1,436,909
Goodwill	251,907	251,907
Other assets	44,722	41,954
Total assets	$ 1,867,050	$ 1,886,317

Liabilities and member's interest
Liabilities
Accounts payable	$ 15,074	$ 14,781
Accrued expenses and other liabilities	46,876	74,449
Deferred income taxes, net	111,255	102,467
Debt and capital lease obligations:
Due within one year	23,439	30,546
Due after one year	1,125,798	1,133,676
Total debt and capital lease obligations	1,149,237	1,164,222
Total liabilities	1,322,442	1,355,919

Commitments and contingencies	—	—

Member's interest
Member's interest	571,423	559,015
Accumulated other comprehensive loss	(26,815)	(28,617)
Total member's interest	544,608	530,398
Total liabilities and member's interest	$ 1,867,050	$ 1,886,317

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31,
	2015	2014
Revenues
Equipment leasing revenue	$ 160,689	$ 131,369
Finance revenue	406	595
Other revenue	7,660	7,687
Total revenues	168,755	139,651

Expenses
Direct operating expenses	84,951	66,833
Selling, general and administrative expenses	21,276	18,569
Depreciation expense	17,901	18,504
Provision for doubtful accounts	2,072	3,457
Impairment of leasing equipment	1,433	1,126
Loss on modification and extinguishment of debt and capital lease obligations	39	22
Interest expense	22,097	22,216
Interest income	(1)	(24)
Other income, net	(554)	(382)
Total expenses	149,214	130,321

Income before provision for income taxes	19,541	9,330
Provision for income taxes	7,380	3,856
Net income	$ 12,161	$ 5,474

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$ 12,161	$ 5,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,940	18,560
Provision for doubtful accounts	2,072	3,457
Amortization of deferred financing fees	1,826	1,574
Loss on modification and extinguishment of debt and capital lease obligations	39	22
Derivative loss reclassified into earnings	5,416	4,606
Ineffective portion of cash flow hedges	(20)	(21)
Impairment of leasing equipment	1,433	1,126
Share-based compensation	247	218
Deferred income taxes, net	8,467	3,157
Other, net	(554)	(384)
Changes in assets and liabilities:
Accounts receivable	1,416	(5,456)
Other assets	(2,627)	(2,132)
Accounts payable	294	2,054
Accrued expenses and other liabilities	(21,109)	(9,304)
Net cash provided by operating activities	27,001	22,951

Cash flows from investing activities
Proceeds from sale of leasing equipment	6,500	6,042
Collections on net investment in direct finance leases, net of interest earned	1,225	1,187
Purchase of leasing equipment	(12,158)	(15,777)
Purchase of fixed assets	(3,299)	(631)
Net cash used in investing activities	(7,732)	(9,179)

Cash flows from financing activities
Proceeds from long-term debt	54,000	22,000
Repayments of long-term debt	(69,064)	(40,744)
Repurchase of indirect parent shares from employees	—	(585)
Net cash used in financing activities	(15,064)	(19,329)

Effect of changes in exchange rates on cash and cash equivalents	(353)	(171)
Net increase (decrease) in cash and cash equivalents	3,852	(5,728)
Cash and cash equivalents, beginning of year	4,256	11,843
Cash and cash equivalents, end of period	$ 8,108	$ 6,115
Supplemental disclosures of cash flow information
Cash paid for interest	$ 22,891	$ 24,075
Cash paid for taxes, net	$ 819	$ 814